LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and effective the                      Day of                               , 2014

BETWEEN:   Orosz Brother Cars Ltd (the “Company”), a corporation organized and existing under the laws of Guinea-Bissau with its mailing address located at:

Rua Guena Mendes 18 A/C
C.P. 1360, Bissau- Guinea Bissau,
Via its Managing Director Mr. Tibor Orosz.

AND:

Willow Creek Enterprises, Inc. (the “Note Holder”), a corporation organized and existing under the laws of Nevada, with its mailing address located at:

P.O. Box 456, Pacific Palisades, CA 90272

WHEREAS, Note Holder has agreed to receive consideration payable in the form of an assignable Note in the aggregate sum of $ be evidenced· by this 6% Promissory Note.

In consideration of the mutual covenants and conditions herein contained, the parties hereby agree, represent and warrant as follows:

1.	ISSUE OF NOTE

a.
The Company will authorize the issuance of this 6% Note (hereinafter called the “Note”) in the aggregate principal amount of $      to be dated        , 2014 to matureon                 , 2016 to bear interest on the unpaid principal thereof at the rate of 6% per annum until maturity, payable in full on Maturity Date.

b.
For the purposes of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of a 365 day year. The Company will promptly and punctually pay to Note Holder or its nominee the interest on any of the Note held by Note Holder without presentment of the Note.  In the event that Note Holder shall assign the Note, it shall notify the Company of the name and address of the transferee.  In the event the Company defaults on any installment of interest or principal, then the Holder of this Note may, at its option, without notice, declare the entire principal and the interest accrued thereon immediately due and payable and may proceed to enforce the collection thereof.  The Note shall contain a confession of judgment provision.

2.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

a.
Company is a corporation duly organized and existing in good standing under the laws of Guinea-Bissau and has the corporate power to own its own property and to carry on in the business as it is now being conducted.

b.
There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company.

c.
The Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property or assets, or financial condition, and neither the execution nor delivery of this Agreement, nor the confirmation of the transactions contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Note, will conflict with or result in the breach of the terms, conditions or provisions or constitute a default, under the Articles of Incorporation or Code of Regulations of the Company or of any Agreement or instrument to which the Company is now a party.

d.
The Company has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly, any payment or other distribution of any nature whatsoever to any of the Holder of its capital stock except for regular salary payments for services rendered and the reimbursement of business expenses.

e.	All of the equipment and automobiles of the Company are in good condition and repair.

f.	There are no outstanding options or rights to purchase shares of the Company and no outstanding securities with the right of conversion into shares of the Company.

g.
The Company owns or possesses adequate licenses or other rights to use, all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has asserted to the Company that its operations infringe on the patents, trademarks, trade secrets or other rights utilized in the operation of its business.

3.	REPRESENTATIONS AND WARRANTIES BY THE NOTE HOLDER

1.	The Note Holder represent and warrant that:

a.	The Note Holder states that it is a corporation organized under the laws of the State of Nevada.

b.	The Note Holder understands that this is a highly speculative investment.

c.	The Note Holder states that it will be active in the affairs of the business of the Company.

4.	COVENANTS

a.
The Company covenants that, so long as the Note is outstanding, it will permit the Holder of the Note to visit and inspect, at the Holder’s expense, any of the property of the Company, including its books and records, and to discuss affairs, finances and accounts with its officers.

b.	The Company covenants that, without the written consent of the Holder of the Note, it will not:

i.
Create or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind on any of its properties or assets, whether now owned or hereafter acquired except for (i) mortgages, encumbrances, liens or charges which are now in existence; (ii) mortgages, liens, charges and encumbrances (a) for taxes, assessments or governmental charges or levies on property of the Company if the same shall not be due or delinquent or thereafter can be paid without penalty, or being contested in good faith and by appropriate proceedings; (b) of mechanics and material men for sums not yet due or being contested in good faith and by appropriate proceedings; or (c) in connection with workers’ compensation, unemployment insurance and other state employment legislation.

ii.	Make any loan or advance to any person, firm or corporation.

iii.
Assume, guarantee, endorse or otherwise become liable in connection with the obligations, stock or dividends of any person, firm or corporation except in the ordinary course of business by endorsement of a negotiable instrument in the course of collection.

iv.	Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any person, firm or corporation.

v.
Enter into any material transaction in which any stockholder owning of record or beneficially more than 10% of the Common Stock of the Company shall have, at the time, a beneficial interest, direct or indirect.

5.	EVENT OF DEFAULT

a.
The breach of any of the events or conditions contained in Section 7 of this Agreement shall constitute an event of default under this Agreement.  The Holder of the Note may give written notice of such breach and if the Company shall within 30 days after receipt of such written notice have failed to correct such occurrence or condition, then the Holder of the Note may, at its option and without notice, declare the entire principal and interest accrued thereon immediately due and payable and may proceed with collection.

b.
If the Company has made a material misrepresentation in connection with this Agreement or with the transactions contemplated by this Agreement, or if the Company makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Company; or if any proceeding involving the Company is commenced under any bankruptcy, reorganization, arrangement, insolvency, statute or law, such event shall be deemed a default which will immediately entitle the Holder of the Note, at its option and without notice, to declare the entire amount of interest accrued thereon immediately due and payable and proceed to enforce the collection thereof.

c.
In case of default in the payment of any installment or principal, the Holder of the Note may, at its option and without notice, declare the entire principal and the interest accrued thereof immediately due and payable and may proceed to enforce the collection thereof.

6.	MISCELLANEOUS

a.
Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Company at its principal office or to the Holder of the Note at the addresses given to the Company by such Note Holder.

b.	This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

c.
The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

d.	The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

e.	The validity, construction, interpretation and enforceability of this Agreement and the Note executed pursuant to this Agreement shall be determined and governed by the laws of the

2.	State of Nevada.

f.	This Agreement shall be binding upon and inure to the benefit of the company and its successors and assigns.

g.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, Company and Note Holder have executed this agreement on June 1, 2014.

COMPANY: OROSZ BROTHER CARS LTD	NOTE HOLDER: WILLOW CREEK ENTERPRISES, INC.

_____________________________________                                                                                 _______________________________________
BY:  Tibor Orosz                                                                                  BY:  Larry L. Eastland
ITS:  Managing Director                                                                               ITS:  Chairman of the Board